UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

TARGET ACQUISITIONS I, INC. (Exact name of registrant as specified in its charter)

Delaware	000-53328	26-2895640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Laenani Street Haiku, HI 96708 (310) 396-1691 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a) Dismissal or resignation of independent registered public accounting firm

On September 23, 2010, the Company was notified by the U.S. Securities and Exchange Commission that it had received a letter from the Company’s former audit firm, M&K CPAs, PLLC (“M&K”), that M&K had ceased its relationship with the Company and had resigned as the Company’s independent registered public accounting firm.

The report of M&K on the Company’s financial statements as of and for the year ended December 31, 2008, contained no adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report expressed a concern regarding the Company’s ability to continue as a going concern.  The Company has not filed a Form 10-K for the year ended December 31, 2009 and, as a result, M&K has expressed no opinion as to the Company’s financial statements as of and for the year ended December 31, 2009.

During the recent fiscal years ending ended December 31, 2009 and December 31, 2008 and the subsequent period through June 30, 2010, there have been no (i) disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to M&K’s satisfaction, would have caused M&K to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided M&K with a copy of the above disclosures and requested that M&K furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement.

(b) New independent registered public accounting firm

As of the date of this report, the Company has not engaged any new independent public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET ACQUISITIONS I, INC.

Dated: September 28, 2010	By:	/s/ Geoffrey Alison
Geoffrey Alison
President